UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2008 (January 7, 2008)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-059683

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

      804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

                (336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

               N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 7, 2008, International Textile Group, Inc. (the “Company”) filed a current Report on Form 8-K (the “Initial Form 8-K”) to announce the hiring of Gail Kuczkowski to the position of Vice President and Chief Accounting Officer. This Form 8-K/A is being filed to include certain information inadvertently omitted therefrom, and supersedes the information contained in the Initial Form 8-K in its entirety.

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                     Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2008, the Company announced the hiring of Gail Kuczkowski, 51, to the newly created position of Vice President and Chief Accounting Officer (principal accounting officer). Prior to joining the Company, Ms. Kuczkowski served as Director, Global Accounting at INVISTA, an integrated fiber and polymers business, from September 2006 to her employment by the Company and as Assistant Corporate Controller from May 2004 until September 2006. Prior thereto, she served as Chief Financial Officer – US/Canada of KoSa, a producer of commodity and specialty polyester fibers, polymers and intermediates from December 2002 to May 2004. Ms. Kuczkowski began her career at Price Waterhouse, an accounting firm, and graduated from the University of Wisconsin - Whitewater.

In connection with establishing the new chief accounting officer position, Mr. Samir Gabriel, who had been Vice President and Controller and had served as principal accounting officer since October 2006, was named Vice President of Finance and will assume responsibility for financial operations of the Company’s Cone Denim, Burlington Worldwide, Cone Decorative Fabrics and Carlisle businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

	By:	/s/ Gary L. Smith

	Name:	Gary L. Smith
	Title:	Executive Vice President and Chief Financial Officer

Date: January 31, 2008